EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Donald Radcliffe
Radcliffe & Associates
212-605-0201
http://investors.jenniferfurniture.

Woodbury New York ***February 25, 2010*** Jennifer Convertibles, Inc. (NYSE Amex: JEN) announced today that it has received a notice from the NYSE Amex, LLC (the “Exchange”) informing the Company that the Exchange intends to file a delisting application with the Securities and Exchange Commission. As previously disclosed in a press release and a Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 12, 2010, the Exchange had advised the Company that it was not in compliance with the continued listing requirements, since its stockholders’ equity was below $2,000,000 and it had reported losses from continuing operations and net losses in two of its three most recent fiscal years.

The Company was offered an opportunity to submit a plan of compliance by February 12, 2010, addressing how it intended to regain compliance, but it elected not to submit a plan.

The Company understands that its stock will cease trading on the Exchange effective March 8, 2010. It is taking steps to have the stock listed for trading on the Over-The-Counter Bulletin Board effective as of the opening of business on March 8, 2010. In the event that the stock is not listed on the Over-The-Counter Bulletin Board by March 8, 2010, the stock will trade on the Pink Sheets until it is listed.

Jennifer Convertibles is the owner and licensor of the largest group of sofabed specialty retail stores in the United States, with 144 Jennifer Convertibles® stores and is the largest specialty retailer of leather furniture with 13 Jennifer Leather stores. Following a transaction with the former affiliated private company, as of February 25, 2010, the Company owns 157 stores and operates five licensed Ashley Furniture HomeStores.

Statements in this press release other than the statements of historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to certain risks and uncertainties, including changes in retail demand, vendor performance and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements. These forward-looking statements represent the Company's judgment as of the date of the release. The Company disclaims, however, any interest or obligations to update these forward-looking statements.